UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Medtronic plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building Two

Parkmore Business Park West

Galway, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
0.000% Senior Notes due 2025	MDT/25A	New York Stock Exchange
2.625% Senior Notes due 2025	MDT/25B	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
0.375% Senior Notes due 2028	MDT/28	New York Stock Exchange
3.000% Senior Notes due 2028	MDT/28A	New York Stock Exchange
3.650% Senior Notes due 2029	MDT/29	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.000% Senior Notes due 2031	MDT/31A	New York Stock Exchange
3.125% Senior Notes due 2031	MDT/31B	New York Stock Exchange
0.750% Senior Notes due 2032	MDT/32	New York Stock Exchange
3.375% Senior Notes due 2034	MDT/34	New York Stock Exchange
3.875% Senior Notes due 2036	MDT/36	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.500% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.375% Senior Notes due 2040	MDT/40A	New York Stock Exchange
4.150% Senior Notes due 2043	MDT/43A	New York Stock Exchange
1.750% Senior Notes due 2049	MDT/49	New York Stock Exchange
1.625% Senior Notes due 2050	MDT/50	New York Stock Exchange
4.150% Senior Notes due 2053	MDT/53	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 15, 2025, Medtronic public limited company (“Medtronic plc”) issued a press release announcing the pricing of the Offering (as defined below), the net proceeds of which are expected to be used to repay Medtronic Global Holdings S.C.A.’s (“Medtronic Luxco”) 0.000% Senior Notes due 2025 and Medtronic Luxco’s 2.625% Senior Notes due 2025. The financial impact from the Offering and the expected use of proceeds was reflected in Medtronic plc’s fiscal year 2026 adjusted earnings per share guidance that Medtronic plc reiterated on August 19, 2025.

Item 8.01.	Other Events.

Underwriting Agreement

On September 15, 2025, Medtronic, Inc., Medtronic plc and Medtronic Luxco entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein, for which Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC acted as representatives. Pursuant to the Underwriting Agreement, Medtronic, Inc., an indirect wholly owned subsidiary of Medtronic plc, will issue and sell €750,000,000 aggregate principal amount of its 2.950% Senior Notes due 2030 (the “2030 Notes”) and €750,000,000 aggregate principal amount of its 4.200% Senior Notes due 2045 (the “2045 Notes” and together with the 2030 Notes, the “Notes”) to the underwriters, in an underwritten offering (the “Offering”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) (File No. 333-270272) filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2023, and a preliminary prospectus supplement and prospectus supplement filed with the Commission related to the Offering. The Notes are fully and unconditionally guaranteed on a joint and several basis by Medtronic Luxco and Medtronic plc.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference into the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Redemption of Existing Notes

On September 16, 2025, Medtronic Luxco elected to redeem all €500,000,000 of its outstanding 2.625% Senior Notes due 2025 (CUSIP Number: 58507L AX7) (the “Redemption Notes”), on September 29, 2025 (the “Redemption Date”). The Redemption Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Redemption Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. Medtronic Luxco’s obligation to redeem the Redemption Notes is conditioned upon the completion of the issuance and sale of the Notes on or before the Redemption Date (which Redemption Date could be delayed in Medtronic Luxco’s sole discretion if this condition is not satisfied pursuant to the terms of the indenture governing the Redemption Notes).

Medtronic Luxco has given notice to Computershare Trust Company, N.A., as the trustee (the “Trustee”) and U.S. Bank Europe DAC, as the paying agent (the “Paying Agent”), for the Redemption Notes, instructing the Paying Agent to distribute a notice of redemption to all registered holders of the Redemption Notes on September 17, 2025. Copies of such notice of redemption and additional information relating to the procedure for redemption of the Redemption Notes may be obtained from the Paying Agent.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Redemption Notes. Holders of the Redemption Notes should refer to the notice of redemption to be delivered by the Paying Agent to the registered holders of the Redemption Notes.

Item 9.01.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 15, 2025, among Medtronic, Inc., Medtronic plc and Medtronic Global Holdings S.C.A., and Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Thierry Piéton
Date: September 16, 2025		Thierry Piéton
Executive Vice President and Chief Financial Officer